Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2011 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel S. Och and Joel M. Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 2, 2011	/s/ Daniel S. Och
		Name:	Daniel S. Och
		Title:	Chief Executive Officer and Executive Managing Director

Date:	November 2, 2011	/s/ Joel M. Frank
		Name:	Joel M. Frank
		Title:	Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director